Exhibit 99.1

COMPANY CONTACT:

Scott Topping, CFO

Hawaiian Airlines
Phone:  808.835.3700

scott.topping@hawaiianair.com

INVESTOR RELATIONS CONTACT:

Susan Donofrio, Sr. Director

Hawaiian Airlines
Phone:  908.719.3206

susan.donofrio@hawaiianair.com

MEDIA CONTACT:

Keoni Wagner, VP

Hawaiian Airlines
Phone:  808.838.6778

keoni.wagner@hawaiianair.com

Hawaiian Holdings Reports 2013 First Quarter Financial Results

HONOLULU — April 23, 2013 — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the first quarter of 2013.

First Quarter 2013 Financial Results

•                  Available seat mile (ASM) for scheduled operations increased 26.1% year-over-year.

•                  Adjusted net loss, reflecting economic fuel expense, of $14.8 million or $0.29 per diluted share.

•                  GAAP net loss of $17.1 million or $0.33 cents per diluted share.

•                  Cost per available seat mile (CASM), excluding fuel, decrease of 7.9% year-over-year.

•                  CASM decrease of 5.7% year-over-year.

•                  Unrestricted cash and cash equivalents of $438.2 million.

Mark Dunkerley, the Company’s President and Chief Executive Officer, commented that “Our results for the quarter were disappointing but unsurprising. Our performance was undermined by an extraordinary increase in total industry capacity between Hawaii and the U.S. West Coast and in certain international markets during what is traditionally the weakest quarter of the year.  However, good cost control and an improvement in our Neighbor Island segment helped offset some of the impact during the period.  Looking ahead, published schedules show capacity beginning to decline in the second half which should improve the operating environment.

Throughout, Hawaiian continued to develop its network by growing into new origin markets for the Hawaii visitor.  We launched services to Auckland, New Zealand in March and in the next six months will add Sendai, Japan and Taipei, Taiwan to our increasingly diverse network of destinations.  Our formula of competitive unit costs and a high level of service have allowed us to establish the optimal brand for serving Hawaii that makes us the carrier of choice in the markets we serve.”

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of March 31, 2013, the Company had:

•                  Unrestricted cash and cash equivalents of $438.2 million.

•                  Available borrowing capacity of $69 million under Hawaiian’s Revolving Credit Facility.

•                  Outstanding debt and capital lease obligations of approximately $648 million consisting of the following:

•                  $242 million outstanding under secured loan agreements to finance a portion of the purchase price for four Airbus A330-200 aircraft.

•                  $167 million outstanding under secured loan agreements to finance a portion of the purchase price for 15 Boeing 717-200 aircraft.

•                  $104 million in capital lease obligations to finance an Airbus A330-200 and two Boeing 717-200 aircraft.

•                  $61 million outstanding under floating rate notes issued in conjunction with the acquisition of three Boeing 767-300 ER aircraft.

•                  $74 million outstanding of Convertible Senior Notes.

Business Highlights

Operational

•                  Ranked #1 nationally for the ninth consecutive year for on-time performance in 2012 and the month of February 2013 by the U.S. Department of Transportation Air Travel Consumer Report.

•                  Unveiled branding and livery for our new Neighbor Island turboprop operations as ‘Ohana by Hawaiian for service to begin in the summer between Honolulu and Moloka‘i and Lana‘i.

Fleet

•                  Added one new Airbus A330-200 aircraft in February for North America and International service.

•                  Executed a purchase agreement with Airbus for 16 new A321neo aircraft for delivery between 2017 and 2020, with purchase rights for an additional nine aircraft.  The long-range, single-aisle aircraft will complement Hawaiian’s existing fleet of twin-aisle aircraft used for long-haul flying between Hawaii and the U.S. West Coast.

New routes and increased frequencies

•                  Honolulu to Auckland, New Zealand three-times-weekly service launched in March 2013.

•                  Announced Honolulu to Sendai, Japan three-times-weekly service beginning in June 2013.

•                  Announced Honolulu to Taipei, Taiwan three-times-weekly service beginning in July 2013.

•                  Announced the addition of seasonal frequency flights between Honolulu and three Oceania gateways, Sydney, Brisbane and Auckland in September and October 2013.

•                  Announced three-times-weekly service between Honolulu and Beijing, China beginning in April 2014 pending government approval.

Second Quarter and Full Year 2013 Outlook

The table below summarizes the Company’s expectations for the quarter ending June 30, 2013 and the full year ending December 31, 2013, expressed as an expected change compared to the results for the quarter ended June 30, 2012 or the year ended December 31, 2012, as applicable (the results for which are presented for reference).

	Second
	Quarter
Item	2012	Guidance

Cost per ASM Excluding Fuel (cents)	8.74	Down 7.5% to down 4.5%
Passenger Revenue Per ASM (cents)	12.59	Down 10% to down 7%
Operating Revenue Per ASM (cents)	13.90	Down 10% to down 7%
Passenger Revenue Per RPM (cents)	14.98	Down 7% to down 4%
Passenger Load Factor	84.0%	Down 3.5pts to down 1.5pts
ASMs (millions)	3,487.0	Up 20% to up 23%
Gallons of jet fuel consumed (millions)	47.3	Up 17.5% to up 20.5%

	Full Year
Item	2012	Guidance
Cost per ASM Excluding Fuel (cents)	8.18	Down in the low single digits
ASMs (millions)	14,687.5	Up 13.5% to up 16.5%

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (April 23, 2013) at 4:30 p.m. Eastern Time (USA).  The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on Hawaiian’s investor website.

About Hawaiian Airlines

Hawaiian has led all U.S. carriers in on-time performance for each of the past nine years (2004-2012) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawaii.

Now in its 84th year of continuous service, Hawaiian is Hawaii’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers nonstop service to Hawaii from more U.S. gateway cities (11) than any other airline, as well as service to Japan, South Korea, the Philippines, Australia, New Zealand, American Samoa, and Tahiti.  New nonstop service will begin between Honolulu and Taipei, Taiwan on July 9, 2013.  Hawaiian also provides approximately 160 daily jet flights between the Hawaiian Islands.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, statements by our CEO relating to the 2013 fiscal year, capacity, the operating environment and inauguration of service to new destinations; statements regarding the addition of new aircraft, potential route expansion, changes in our fleet plan, expected delivery of aircraft and potential purchases of additional aircraft; the Company’s expectations regarding cost per available seat mile excluding fuel, passenger revenue per available seat mile, operating revenue per available seat mile, passenger revenue per revenue passenger mile, passenger load factor, available seat miles and gallons of jet fuel consumed, each for the quarter ending June 30, 2013; the Company’s expectations regarding cost per available seat mile excluding fuel and available seat miles, each for the year ending December 31, 2013; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.  These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarter and year-end results; economic volatility; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy and related cost reduction goals.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.

Hawaiian Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data) (unaudited)

	Three Months Ended
	March 31,
	2013	2012	% Change

Operating Revenue:
Passenger	$439,939	$390,926	12.5%
Other	50,815	44,568	14.0%
Total	490,754	435,494	12.7%

Operating Expenses:
Aircraft fuel, including taxes and oil	174,489	140,318	24.4%
Wages and benefits	102,735	90,124	14.0%
Aircraft rent	26,019	23,222	12.0%
Maintenance materials and repairs	55,259	43,712	26.4%
Aircraft and passenger servicing	29,059	21,346	36.1%
Commissions and other selling	33,811	29,416	14.9%
Depreciation and amortization	19,113	19,151	(0.2)%
Other rentals and landing fees	19,147	19,748	(3.0)%
Other	43,048	35,557	21.1%
Total	502,680	422,594	19.0%

Operating Income (Loss)	(11,926)	12,900

Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(11,377)	(9,048)
Interest income	127	214
Capitalized interest	3,440	2,573
Gains (Losses) on fuel derivatives	(6,561)	5,820
Other, net	(1,082)	(600)
Total	(15,453)	(1,041)

Income (Loss) Before Income Taxes	(27,379)	11,859

Income tax (benefit) expense	(10,234)	4,601

Net Income (Loss)	$(17,145)	$7,258

Net Income (Loss) Per Common Stock Share:
Basic	$(0.33)	$0.14
Diluted	$(0.33)	$0.14

Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,665	51,005
Diluted	51,665	52,303

Table 2.

Hawaiian Holdings, Inc.

Selected Statistical Data (unaudited)

	Three Months Ended
	March 31,
	2013		2012		% Change

Scheduled Operations:
Revenue passenger miles (RPM) (a)	3,205.5		2,630.3		21.9%
Available seat miles (ASM) (a)	3,960.3		3,140.0		26.1%
Passenger revenue per RPM (Yield)	13.72	¢	14.86	¢	(7.7)%
Passenger load factor (RPM/ASM)	80.9%		83.8%		(2.9	) pt.
Passenger revenue per ASM (PRASM)	11.11	¢	12.45	¢	(10.8)%

Total Operations:
Revenue passenger miles (RPM) (a)	3,210.6		2,631.4		22.0%
Available seat miles (ASM) (a)	3,965.8		3,141.3		26.2%
Passenger load factor (RPM/ASM)	81.0%		83.8%		(2.8	) pt.
Operating revenue per ASM (RASM)	12.37	¢	13.86	¢	(10.8)%
Operating cost per ASM (CASM)	12.68	¢	13.45	¢	(5.7)%
CASM excluding aircraft fuel (b)	8.28	¢	8.99	¢	(7.9)%
Gallons of jet fuel consumed (a)	53.9		43.1		25.1%
Average cost per gallon of jet fuel (actual) (c)	$3.24		$3.25		(0.3)%
Economic fuel cost per gallon (c)(d)	$3.29		$3.27		0.6%

(a)         In millions.

(b)         See Table 4 for reconciliations of operating expenses excluding aircraft fuel.

(c)          Includes applicable taxes and fees.

(d)         See Table 3 for a reconciliation of economic fuel costs.

Table 3.

Hawaiian Holdings, Inc.

Economic Fuel Expense

(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three Months Ended December 31,
	2013	2012	Change

Aircraft fuel expense, including taxes and oil	$174,489	$140,318	24.4%
Realized (gains) losses on settlement of fuel derivative contracts	2,696	854	215.7%
Economic fuel expense	$177,185	$141,172	25.5%
Fuel gallons consumed	53,935	43,125	25.1%
Economic fuel cost per gallon	$3.29	$3.27	0.6%

Table 4.

Hawaiian Holdings, Inc.

Non-GAAP Financial Reconciliation

(in thousands, except per-share data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including, net income (loss), diluted net income (loss) per share, CASM, PRASM, RASM and Passenger Revenue per RPM.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence.

	Three months ended March 31,
	2013		2012
	Net income (loss)	Diluted net income (loss) per share	Net income	Diluted net income per share
As reported - GAAP	$(17,145)	$(0.33)	$7,258	$0.14
Less: unrealized gains (losses) on fuel derivative contracts, net of tax	(2,319)	(0.04)	4,005	0.08
Reflecting economic fuel expense	$(14,826)	$(0.29)	$3,253	$0.06

	Three Months Ended
	March 31,
	2013		2012
GAAP operating expenses	$502.7		$422.6
Less: aircraft fuel, including taxes and oil	174.5		140.3
Adjusted operating expense - excluding airacft fuel and lease termination costs	$328.2		$282.3

Available Seat Miles	3,965.8		3,141.3

CASM - GAAP	12.68	¢	13.45	¢
Less: aircraft fuel	4.40		4.46
CASM - excluding aircraft fuel	8.28	¢	8.99	¢

Table 5.

Hawaiian Holdings, Inc.

Fuel Derivative Contract Summary (unaudited)

As of April 17, 2013

	Weighted Average Contract Price		Percentage of Projected Fuel Requirements	Fuel Barrels
	Cap	Floor	Hedged	Hedged
Second Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$114.12	N/A	55%	741,000
Total			55%	741,000

Third Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$114.95	N/A	38%	532,000
Brent Collars	$110.25	$90.00	17%	240,000
Total			55%	772,000

Fourth Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$114.05	N/A	38%	523,000
Brent Collars	$108.64	$87.50	17%	240,000
Total			55%	763,000

First Quarter 2014
Crude Oil (per barrel)
Brent Call Options	$111.79	N/A	44%	618,000
Brent Collars	$116.10	$80.00	3%	45,000
Total			47%	663,000

Second Quarter 2014
Crude Oil (per barrel)
Brent Call Options	$109.63	N/A	23%	339,000
Brent Collars	$111.95	$81.38	11%	156,000
Total			34%	495,000

Third Quarter 2014
Crude Oil (per barrel)
Brent Call Options	$109.73	N/A	8%	120,000
Brent Collars	$107.28	$82.50	8%	120,000
Total			16%	240,000

Table 6.

Hawaiian Holdings, Inc.

Foreign Exchange Forward Contract Summary (unaudited)

As of April 17, 2013

	Japanese Yen		Australian Dollar
Quarter of Settlement	Weighted Average Forward Contract Price	Percentage of Projected Foreign Denominated JPY Sales Hedged	Weighted Average Forward Contract Price	Percentage of Projected Foreign Denominated AUD Sales Hedged
	(in USD|JPY)		(in AUD|USD)
Second Quarter 2013	¥92.15	60%	AUD 1.03	51%
Third Quarter 2013	¥93.01	49%	AUD 1.02	34%
Fourth Quarter 2013	¥93.55	35%	AUD 1.02	21%
First Quarter 2014	¥91.81	22%	AUD 1.01	21%
Second Quarter 2014	¥97.42	20%	AUD 1.01	19%